EXHIBIT 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

CASSAVA SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(r)(1)	1,666,667	$30.00	$50,000,010	0.00011020	$5,510.00
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$50,000,010		$5,510.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$5,510.00

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR (Registration No. 333-252931) filed by the registrant on February 10, 2021.